Exhibit 10.4

SUNOCO, INC.

LONG-TERM PERFORMANCE ENHANCEMENT PLAN III

(effective as of March 2, 2011)

ARTICLE I

Definitions

As used in this Plan, the following terms shall have the meanings herein specified:

1.1 Affiliate - shall mean any entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with Sunoco, Inc.

1.2 Board of Directors - shall mean the Board of Directors of Sunoco, Inc.

1.3 Business Combination - shall have the meaning provided herein at Section 1.4(c).

1.4 Change in Control - shall mean the occurrence of any of the following events:

(a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (1) the then-outstanding shares of common stock of Sunoco, Inc. (the “Outstanding Company Common Stock”) or (2) the combined voting power of the then-outstanding voting securities of Sunoco, Inc. entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that, for purposes of this Section (a), the following acquisitions shall not constitute a Change in Control: (A) any acquisition directly from Sunoco, Inc., (B) any acquisition by Sunoco, Inc., (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by Sunoco, Inc. or any company controlled by, controlling or under common control with Sunoco, Inc., or (D) any acquisition by any entity pursuant to a transaction that complies with Sections (c)(1), (c)(2) and (c)(3) of this definition;

(b) Individuals who, as of May 6, 2010, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the shareholders of Sunoco, Inc., was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors;

(c) Consummation of a reorganization, merger, statutory share exchange or consolidation or similar corporate transaction involving Sunoco, Inc. or any of its subsidiaries, a sale or other disposition of all or substantially all of the assets of Sunoco, Inc. or the acquisition of assets or stock of another entity by Sunoco, Inc. or any of its subsidiaries (each, a “Business Combination”), in each case unless, following such Business Combination, (1) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Company Common Stock and the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such transaction, owns Sunoco, Inc. or all or substantially all of the assets of Sunoco, Inc., either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Business Combination of the Outstanding Company Common Stock and the Outstanding Company Voting Securities, as the case may be, (2) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of Sunoco, Inc. or such corporation resulting from such Business Combination or any of their respective subsidiaries) beneficially owns, directly or indirectly, 20% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (3) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board of Directors providing for such Business Combination; or

(d) Approval by the shareholders of Sunoco, Inc. of a complete liquidation or dissolution of Sunoco, Inc.

1.5 Code - shall mean the Internal Revenue Code of 1986, as amended.

1.6 Committee - shall mean the committee appointed to administer this Plan by the Board of Directors, as constituted from time to time. The Committee shall consist of at least two (2) members of the Board of Directors, each of whom shall meet applicable requirements set forth in the pertinent regulations under Section 16 of the Exchange Act and section 162(m) of the Code.

1.7 Common Stock - shall mean the authorized and unissued or treasury shares of common stock of Sunoco, Inc.

1.8 Company - shall mean Sunoco, Inc., and any Affiliate.

1.9 Corporate Transaction - shall have the meaning provided herein at Section 5.8(b).

1.10 Disaffiliation - shall mean, for purposes of Section 5.8(b) hereof, a Subsidiary’s or Affiliate’s ceasing to be a Subsidiary or Affiliate for any reason (including, without limitation, as a result of a public offering, or a spinoff or sale by the Company, of the stock of the Subsidiary or Affiliate) or a sale of a division of the Company and its Affiliates.

1.11 Dividend Equivalents - shall have the meaning provided herein at Section 4.3.

1.12 Dividend Equivalent Account - shall have the meaning provided herein at Section 4.3.

1.13 Employment Termination Date - shall mean the date on which the employment relationship between the Participant and the Company is terminated.

1.14 Exchange Act - shall mean the Securities Exchange Act of 1934, as amended.

1.15 Exercise Period - shall have the meaning provided herein at Section 3.3.

1.16 Exercise Price - shall mean the purchase price per share of Common Stock deliverable upon the exercise of an Option.

1.17 Fair Market Value - shall mean, as of any date and in respect of any share of Common Stock, the closing price on such date of a share of Common Stock (as reflected in the tables of the Wall Street Journal, under the caption “Biggest 1,000 Stocks”) or any other publication selected by the Committee). If there is no sale of shares of Common Stock on the New York Stock Exchange on such date, then the Fair Market Value shall be the closing price on the next succeeding date on which a closing price is reported. In the event that the Common Stock is not traded, FMV will be determined by the Committee. In no event shall the Fair Market Value of any share of Common Stock be less than its par value.

1.18 Grant Date - shall have the meaning provided herein at Section 3.1.

1.19 Immediate Family Member - shall mean spouse (or common law spouse), siblings, parents, children, stepchildren, adoptive relationships and/or grandchildren of the Participant (and, for this purpose, also shall include the Participant).

1.20 Incumbent Board - shall have the meaning provided herein at Section 1.4(b).

1.21 Just Cause - shall mean, as determined by the Committee:

(a) the willful and continued failure of the Participant to perform substantially the Participant’s duties with the Company (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to the Participant by the Board of Directors or the Chief Executive Officer that specifically identifies the manner in which the Board of Directors or the Chief Executive Officer believes that the Participant has not substantially performed the Participant’s duties,

(b) indictment of the Participant for a felony in connection with the Participant’s employment duties or responsibilities to the Company that is not quashed within six (6) months;

(c) conviction of Participant of a felony;

(d) willful conduct by the Participant in connection with the Participant’s employment duties or responsibilities to the Company that is gross misconduct (including, but not limited to, dishonest or fraudulent acts) and places the Company at risk of material injury; or

(e) the Participant’s failure to comply with a policy of the Company that places the Company at risk of material injury.

For purposes of this Section 1.21, no act, or failure to act, on the part of the Participant shall be considered “willful” unless it is done, or omitted to be done, by the Participant in bad faith or without reasonable belief that the Participant’s action or omission was in the best interests of the Company. In addition, for purposes of this Section 1.21, “injury” shall include, but not be limited to, financial injury and injury to the reputation of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Participant in good faith and in the best interests of the Company.

1.22 Market Price - shall be the greater of:

(a) the highest price per share of Common Stock paid in connection with any Change in Control during the period from the sixtieth (60th ) calendar day immediately prior to the Change in Control through no later than the earlier of (1) ninety (90) days following the date of occurrence of such Change in Control or (2) two and one-half (2  1/2) months following the end of the calendar year in which the date of such Change in Control occurs; and

(b) the highest trading price per share of Common Stock as reflected in the tables of the Wall Street Journal (presently the “Biggest 1,000 Stocks”) during the 60-day period immediately prior to the Change in Control.

1.23 Option - shall mean a Stock Option.

1.24 Optionee - shall mean the holder of an Option.

1.25 Outstanding Company Common Stock - shall have the meaning provided herein at Section 1.4(a).

1.26 Outstanding Company Voting Securities - shall have the meaning provided herein at Section 1.4(a).

1.27 Participant - shall have the meaning provided herein at Section 2.3(a).

1.28 Performance Factors - shall mean the various payout percentages related to the attainment levels of one or more Performance Goals, as determined by the Committee.

1.29 Performance Goals - shall mean the specific targeted amounts of, or changes in, financial or operating goals including: revenues; expenses; net income; operating income; operating income after tax; equity; return on equity, assets or capital employed; working capital; total shareholder return; earnings before interest, taxes, depreciation and amortization (“EBITDA”); earnings before interest and taxes (“EBIT”); operating capacity utilized; production or sales volumes; throughput, cost of refining/processing; margin capture; gross margin; or operating margin. Such goals may be applicable to the Company as a whole or one or more of its business units and may be applied in total or on a per share, per barrel or percentage basis and on an absolute basis or relative to other companies, industries or indices or any combination thereof, as determined by the Committee.

1.30 Performance Period - shall have the meaning provided herein at Section 4.4.

1.31 Performance Share Units - shall have the meaning provided herein at Section 4.4.

1.32 Person - shall have the meaning provided herein at Section 1.4(a).

1.33 Plan - shall mean this Sunoco, Inc. Long-Term Performance Enhancement Plan III, as amended or as amended and restated from time to time.

1.34 Qualifying Termination - shall mean, with respect to the employment of any Participant who is a participant in the Sunoco, Inc. Special Executive Severance Plan, a “Qualifying Termination” as defined in such plan, and with respect to the employment of any other Participant, the following:

(a) a termination of employment by the Company within seven (7) months after a Change in Control, other than for Just Cause, death or permanent disability;

(b) a termination of employment by the Participant within seven (7) months after a Change in Control for one or more of the following reasons:

(1) the assignment to such Participant of any duties inconsistent in a way significantly adverse to such Participant, with such Participant’s positions, duties, responsibilities and status with the Company immediately prior to the Change in Control, or a significant reduction in the duties and responsibilities held by the Participant immediately prior to the Change in Control, in each case except in connection with such Participant’s termination of employment by the Company for Just Cause; or

(2) a reduction by the Company in the Participant’s combined annual base salary and guideline (target) bonus as in effect immediately prior to the Change in Control; or

(3) the Company requires the Participant to be based anywhere other than the Participant’s present work location or a location within thirty-five (35) miles from the present location; or the Company requires the Participant to travel on Company business to an extent substantially more burdensome than such Participant’s travel obligations during the period of twelve (12) consecutive months immediately preceding the Change in Control;

provided, however, that in the case of any such termination of employment by the Participant under this subparagraph (b), such termination shall not be deemed to be a Qualifying Termination unless the termination occurs within 120 days after the occurrence of the event or events constituting the reason for the termination; or

(c) before a Change in Control, a termination of employment by the Company, other than a termination for Just Cause, or a termination of employment by the Participant for one of the reasons set forth in (b) above, if the affected Participant can demonstrate that such termination or circumstance in (b) above leading to the termination:

(1) was at the request of a third party with which the Company had entered into negotiations or an agreement with regard to a Change in Control; or

(2) otherwise occurred in connection with a Change in Control;

provided, however, that in either such case, a Change in Control actually occurs within one (1) year following the Employment Termination Date.

1.35 Restricted Share Units - shall have the meaning provided herein at Section 4.1.

1.36 Share Change - shall have the meaning provided herein at Section 5.8(a).

1.37 Share Units - shall have the meaning provided herein at Section 4.1.

1.38 Stock Options - shall have the meaning provided herein at Section 3.1.

1.39 SU Payout Date - shall have the meaning provided herein at Section 4.9.

1.40 Subsidiary - shall mean any corporation of which, at the time, more than fifty percent (50%) of the shares entitled to vote generally in an election of directors are owned directly or indirectly by Sunoco, Inc. or any subsidiary thereof.

1.41 Sunoco, Inc. - shall mean Sunoco, Inc., a Pennsylvania corporation, and any successor thereto by merger, consolidation, liquidation or purchase of assets or stock or similar transaction.

ARTICLE II

Background, Purpose and Term of Plan; Participation & Eligibility for Benefits

2.1 Purpose of the Plan. The purposes of this Plan are to:

(a) better align the interests of shareholders and management of the Company by creating a direct linkage between Participants’ rewards and shareholders’ gains;

(b) provide management with the ability to increase equity ownership in Sunoco, Inc.;

(c) provide competitive compensation opportunities that can be realized through attainment of performance goals; and

(d) provide an incentive to management for continuous employment with the Company.

It is intended that certain awards made under the Plan will qualify as performance-based compensation under section 162(m) of the Code.

2.2 Term of the Plan. The Plan will become effective upon approval by the holders of a majority of the votes cast at the 2010 Annual Meeting of Shareholders of the Company. No awards will be made under this Plan after December 31, 2020. The Plan and all awards made under the Plan prior to such date shall remain in effect until such awards have been satisfied or terminated in accordance with the Plan and the terms of such awards.

2.3 Administration. The Plan shall be administered by the Committee, which shall have the authority, in its sole discretion and from time to time to:

(a) designate the employees or classes of employees eligible to participate in the Plan (each such employee being a “Participant”);

(b) grant awards provided in the Plan in such form and amount as the Committee shall determine;

(c) impose such limitations, restrictions and conditions upon any such award as the Committee shall deem appropriate; and

(d) interpret the Plan, adopt, amend and rescind rules and regulations relating to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

The decisions and determinations of the Committee on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Committee shall be liable for any action taken or not taken or decision made or not made in good faith relating to the Plan or any award thereunder.

2.4 Eligibility for Participation. Participants in the Plan shall be those officers and other key employees occupying responsible managerial or professional positions at the Company, and capable of substantially contributing to its success.

In making this selection and in determining the amount of awards, the Committee shall consider any factors deemed relevant, including the individual’s functions, responsibilities, value of services to the Company and past and potential contributions to its profitability and sound growth.

2.5 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following:

(a) Stock Options, as described in Article III; and/or

(b) Share Units, as described in Article VI.

2.6 Aggregate Limitation on Awards. Shares of stock which may be issued under the Plan shall be Common Stock. The maximum number of shares of Common Stock authorized for issuance under the Plan is three million five hundred thousand (3,500,000). No Option may be granted if the number of shares of Common Stock to which such Option relates, when added to the number of shares of Common Stock previously issued under the Plan, exceeds the number of such shares reserved under the preceding sentence. For purposes of calculating the maximum number of shares of Common Stock which may be issued under the Plan:

(a) all the shares issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares issued upon exercise of an Option;

(b) only the shares issued (including the shares, if any, withheld for tax withholding requirements) net of shares of Common Stock used as full or partial payment for such shares upon exercise of an Option, shall be counted; and

(c) only the shares issued (including the shares, if any, withheld for tax withholding) upon vesting and payment of Share Units, shall be counted.

Shares tendered by a Participant as payment for shares issued upon exercise of an Option shall be available for issuance under the Plan. Any shares distributed pursuant to an Option may consist, in whole or in part, of authorized and unissued shares or treasury shares including shares of Common Stock acquired by purchase in the open market or in private transactions. Any shares of Common Stock subject to an Option, which for any reason is terminated, unexercised or expires shall again be available for issuance under the Plan.

(d) The maximum number of Options that shall be granted in any calendar year to a Participant shall be six hundred thousand (600,000).

(e) The maximum number of Performance Share Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000).

(f) The maximum number of Restricted Share Units granted in any calendar year to a Participant shall be one hundred fifty thousand (150,000).

The share limits set forth in this Section 2.6 shall be adjusted to reflect any Share Changes as discussed in Section 5.8(a).

ARTICLE II

Stock Options

3.1 Award of Stock Options. The Committee, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, may grant to any Participant in the Plan one or more options (not intended to qualify as “incentive stock options” under section 422 of the Code) to purchase for cash or shares the number of shares of Common Stock (“Stock Options”) allotted by the Committee. The “Grant Date” for each Stock Option shall be the date of the Committee action to make the award or, if later, the date selected by the Committee as the date of grant of Stock Options pursuant to the Plan.

3.2 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of a Stock Option, stating the number of shares of Common Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

3.3 Exercise Price. The Exercise Price per share of Common Stock deliverable upon the exercise of a Stock Option shall be not less than the Fair Market Value of a share of Common Stock on the Grant Date. If there is no sale of shares of Common Stock on the New York Stock Exchange on the Grant Date or for more than ten (10) days immediately succeeding such date, the Exercise Price shall be as determined by the Committee in such other manner as it may deem appropriate. In no event shall the Exercise Price of any share of Common Stock be less than its par value.

3.4 Term and Exercise. The term and the vesting schedule of the Stock Options shall be determined by the Committee. However, except as otherwise provided in Section 3.11, no Stock Option may be exercisable before the first anniversary of the Grant Date or after the tenth anniversary of the Grant Date. No Stock Option shall be exercisable after the expiration of its term.

3.5 Transferability. No Stock Option may be transferred by the Participant other than by will, by the laws of descent and distribution or, to the extent not inconsistent with the applicable provisions of the Code, pursuant to a domestic relations order under applicable provisions of law, and during the Participant’s lifetime the Stock Option may be exercised only by the Participant; provided, however, that, subject to such limits as the Committee may establish, the Committee, in its discretion, may allow the Participant to transfer a Stock Option for no consideration to, or for the benefit of, an Immediate Family Member or to a bona fide trust for the exclusive benefit of such Immediate Family Members, or a partnership or limited liability company in which such Immediate Family Members are the only partners or members.

Such transfer may only be effected following the advance written notice from the Participant to the Committee, describing the terms and conditions of the proposed transfer, and such transfer shall become effective only when recorded in the Company’s record of outstanding Stock Options. Any such transferable Stock Option is further conditioned on the Participant and such Immediate Family Member or other transferee agreeing to abide by the Company’s then-current Stock Option transfer guidelines. In the discretion of the Committee, the foregoing right to transfer a Stock Option also will apply to the right to transfer ancillary rights associated with such Stock Option, and to the right to consent to any amendment to the applicable Stock Option Agreement.

Subsequent transfers shall be prohibited except in accordance with the laws of descent and distribution, or by will. Following transfer, any such Stock Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, and the terms “Optionee” or “Participant” shall be deemed to include the transferee; provided, however, that the events of termination of employment of Sections 3.8 (“Retirement or Disability”), 3.9 (“Termination for Other Reasons”) and 3.10 (“Death of Optionee”) hereof shall continue to be applied with respect to the original Optionee, following which the Stock Options shall be exercisable by the transferee only to the extent, and for the respective periods specified therein. Neither the

Committee nor the Company will have any obligation to inform any transferee of a Stock Option of any expiration, termination, lapse or acceleration of such Option. The Company will have no obligation to register with any federal or state securities commission or agency any Common Stock issuable or issued under a Stock Option that has been transferred by a Participant under this Section 3.5.

3.6 Manner of Payment. Each Stock Option Agreement shall set forth the procedure governing the exercise of the Stock Option granted thereunder, and shall provide that, upon such exercise in respect of any shares of Common Stock subject thereto, the Optionee shall pay to the Company, in full, the Exercise Price for such shares (together with payment for any taxes which the Company is required by law to withhold by reason of such exercise) with cash or with Common Stock. If Common Stock is used, the exercise price of a vested Stock Option, or portion thereof, may be paid through the delivery of shares of the Company’s Common Stock owned by the Optionee, or by foregoing delivery of shares of the Company’s Common Stock subject to the Stock Option, in each case having an aggregate Fair Market Value (as determined as of the date prior to exercise) equal to the exercise price; provided, however, that any use of shares of Company Common Stock in accordance with this provision must be in compliance with then-applicable accounting rules.

3.7 Issuance and Delivery of Shares. As soon as practicable after receipt of payment, the Company shall deliver to the Optionee a certificate or certificates for, or otherwise register the Optionee on the books and records of the Company as a holder of, such shares of Common Stock. The Optionee shall become a shareholder of Sunoco, Inc. with respect to the Common Stock so registered, or represented by share certificates so issued, and as such shall be fully entitled to receive dividends, to vote and to exercise all other rights of a shareholder except to the extent otherwise provided in the Option award.

(a) Notwithstanding the foregoing, and at the discretion of the Committee, any Optionee subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may, upon exercise of the Options, receive a number of shares of Common Stock subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of shares received in the exercise of the Options, minus the sum of:

(A) to the extent that shares received upon exercise of the Option are used to pay the Exercise Price, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the total amount paid for all the shares received in the Option exercise; and

(B) to the extent that shares received upon exercise of the Option are used to pay taxes and brokerage fees, the number of shares which have a Fair Market Value on the date of the Option exercise equal to the applicable federal, state and local withholding tax on the total Option exercise and any brokerage commission or interest charges, if applicable to the exercise.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Optionee shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earliest of:

(A) attainment of compliance with applicable stock ownership guidelines;

(B) the Optionee’s death, retirement, or permanent disability (as determined by the Committee); or

(C) occurrence of the Optionee’s Employment Termination Date, for any reason other than Just Cause.

(3) The restrictions shall apply to any new, additional or different securities the Optionee may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

(b) Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Optionee to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

3.8 Retirement or Disability. Upon termination of the Optionee’s employment by reason of retirement or permanent disability (as each is determined by the Committee), all unvested Stock Options shall terminate immediately, and all vested Stock Options shall not terminate and shall be exercisable during the remaining term of the Stock Option.

3.9 Termination for Other Reasons. Except as provided in Sections 3.8 and 3.10, or except otherwise determined by the Committee, upon termination of an Optionee’s employment, all unvested Stock Options shall terminate immediately, and all vested Stock Options shall terminate:

(a) immediately, in the case of an Optionee terminated by the Company for Just Cause; or

(b) (A) if such termination of employment occurs prior to a Change in Control or following the two-year anniversary of a Change in Control, upon the expiration of ninety (90) calendar days following the occurrence of the Optionee’s Employment Termination Date and (B) if such termination of employment occurs within two (2) years after a Change in Control, upon the expiration of one (1) year following the occurrence of the Optionee’s Employment Termination Date, other than, in the case of each clause (A) and clause (B), a termination of employment for Just Cause (in which clause (a) shall apply); provided, however, in no event may a Stock Option be exercised beyond the remaining term of the Stock Option.

3.10 Death of Optionee. Any rights in respect of Stock Options to the extent exercisable on the date of the Optionee’s death may be exercised by the Optionee’s estate or by any person that acquires the legal right to exercise such Stock Option by bequest, inheritance, or otherwise by reason of the death of the Optionee. Any such exercise to be valid must occur within the remaining term of the Stock Option. The foregoing provisions of this Section 3.10 shall apply to an Optionee who dies while employed by the Company and to an Optionee whose employment may have terminated prior to death; provided, however, that:

(a) an Optionee who dies while employed by the Company will be treated as if the Optionee had retired on the date of death. Accordingly, the Optionee’s estate or a person who acquires the right to exercise such Stock Option by bequest or inheritance will have the right to exercise the Stock Option in accordance with Section 3.8; or

(b) the estate or a person who acquires the right to exercise a Stock Option by bequest or inheritance from an Optionee who dies after terminating employment with the Company will have the remainder of any exercise period provided under Sections 3.8 and 3.9.

3.11 Acceleration of Options. Notwithstanding any provisions to the contrary in agreements evidencing Options granted thereunder or in this Plan, each outstanding Option shall become immediately and fully exercisable upon the occurrence of any Change in Control.

ARTICLE IV

Share Units

4.1 Award of Share Units. The Committee, from time to time, and subject to the provisions of the Plan, may grant to any Participant in the Plan rights to receive shares of Common Stock which are subject to a risk of forfeiture by the Participant (“Share Units”). At the time it grants any Share Units, the Committee shall determine whether the payment of such Share Units shall be conditioned upon either:

(a) the Participant’s continued employment with the Company throughout a stated period (“Restricted Share Units”) (Section 4.4); or

(b) the attainment of certain predetermined performance objectives during a stated period (“Performance Share Units”) (Section 4.5).

The date Share Units are granted shall mean the date selected by the Committee as of which the Committee allots a specific number of Share Units to a Participant pursuant to the Plan.

4.2 Share Unit Agreements. Share Units granted under the Plan shall be evidenced by written agreements stating the type of Share Units, the number of Share Units evidenced thereby, the form of payment and such other provisions as the Committee may from time to time determine.

4.3 Dividend Equivalents. A holder of Share Units will be entitled to receive payment from the Company in an amount equal to each cash dividend (“Dividend Equivalent”) Sunoco, Inc. would have paid to such holder had he, on the record date for payment of such dividend, been the holder of record of shares of Common Stock equal to the number of Share Units which had been earned by such holder. The Company shall establish a bookkeeping account on behalf of each Participant in which the Dividend Equivalents allocated to such Participant (“Dividend Equivalent Account”) shall be credited. The Dividend Equivalent Account will not bear interest.

4.4 Performance Period. Upon making an award, the Committee shall determine (and the Share Unit Agreement shall state) the length of the applicable period during which employment must be maintained or certain performance targets must be attained (the “Performance Period”).

4.5 Performance Goals. Performance Share Units and the related Dividend Equivalent Account earned may be based upon the attainment of Performance Goal(s) established by the Committee in accordance with section 162(m) of the Code. Within the first ninety (90) days of the Performance Period, the Committee shall establish, in writing, the weighted Performance Goal(s) and related Performance Factors for various goal achievement levels for the Company. In establishing the weighted Performance Goal(s), the Committee shall take the necessary steps to insure that the Company’s ability to achieve the pre-established goals is uncertain at the time the goals are set. The established written Performance Goal(s), assigned weights, and Performance Factors shall be written in terms of an objective formula, whereby any third party having knowledge of the relevant Company performance results could calculate the amount to be paid. Such Performance Goal(s) may vary by Participant and by grant.

The number of Performance Share Units and Dividend Equivalents earned will be equal to the amounts awarded multiplied by the applicable Performance Factors. However, the Committee shall have the discretion, by Participant and by grant, to reduce (but not to increase) some or all of the amount that would otherwise be payable by reason of the satisfaction of the Performance Goal(s). In making any such determination, the Committee is authorized to take into account any such factor or factors it determines are appropriate, including but not limited to Company, business unit and individual performance.

4.6 Payment of Share Units and Dividend Equivalent Account.

(a) Payment in respect of Share Units earned (as determined under Sections 4.4 and 4.5) shall be made to the holder thereof within two and one-half (2  1/2) months after the Performance Period for such units has ended, but only to the extent that the Committee certifies in writing that the continuing employment and/or any applicable Performance Goals have been met.

(b) Except as may be otherwise provided by Section 4.9, payment for Share Units earned shall be made either in shares of Common Stock, or in cash, at the sole discretion of the Committee. The medium of payment, whether in shares of Common Stock or in cash, shall be set forth in the Committee’s resolution granting the Share Units and in the Agreement with the Participant.

(c) For an award of Share Units to be paid out in shares, the number of shares paid shall be equal to the number of Share Units earned. The holder may elect to reduce this amount by the number of shares of Common Stock which have, on the date the Share Units are paid, a Fair Market Value equal to the applicable federal, state and local withholding tax due on the receipt of Common Stock, in lieu of making a cash payment equal to the amount of such withholding tax due.

(d) For an award of Share Units to be settled in cash, the amount of cash paid shall be equal to the number of Share Units earned multiplied by the average closing price for a share of Common Stock as published in the Wall Street Journal (under the caption “Biggest 1,000 Stocks”) or any other publication selected by the Committee for the period of ten (10) trading days immediately prior to such date following the lapse of the Performance Period, and the satisfaction of any other applicable conditions established by the Committee at the time of grant, that the Participant first becomes entitled to receive such payment. Such amount will be reduced by applicable federal, state and local withholding tax due.

(e) A holder of Share Units (whether or not such Share Units are to be paid out in Common Stock, or settled in cash) will be entitled to receive from the Company, within two and one-half (2   1/2) months after the end of the Performance Period, payment of an amount in cash equal to the Dividend Equivalent Account earned (as determined under Sections 4.4 and 4.5) by the holder minus applicable federal, state and local withholding tax due.

(f) Notwithstanding the foregoing, and at the discretion of the Committee, any Participant subject to minimum stock ownership guidelines (as established from time to time by the Committee or the Company), but failing to meet the applicable personal ownership requirement within the prescribed period may receive a number of shares of Common Stock upon payment of the Share Units, subject to the following restrictions which shall remain in place until compliance with such ownership guidelines is attained:

(1) The number of shares subject to the restrictions shall be equal to the total number of Share Units being paid out, minus the number of shares of Common Stock used to pay applicable federal, state and local withholding tax on the total payment of such Share Units.

(2) Other than transfers to family members or trusts that are permitted in accordance with the applicable stock ownership guidelines, and that will not result in a reduction in the level of ownership attributable to the Participant under such guidelines, the Participant shall be prohibited from effecting the sale, exchange, transfer, pledge, hypothecation, gift or other disposition of such shares of Common Stock until the earlier of:

(A) attainment of compliance with applicable stock ownership guidelines;

(B) the Participant’s death, retirement, or permanent disability (as determined by the Committee); or

(C) occurrence of the Participant’s Employment Termination Date, for any reason other than Just Cause.

(3) These restrictions shall apply to any new, additional or different securities the Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in the corporate or capital structure of the Company.

Until such time as the restrictions hereunder lapse, the shares will be held in “book-entry form” and appropriate notation of these restrictions will be maintained in the records of the Company’s transfer agent and registrar. Any share certificate representing such shares will bear a conspicuous legend evidencing these restrictions, and the Company may require the Participant to deposit the share certificate with the Company or its agent, endorsed in blank or accompanied by a duly executed irrevocable stock power or other instrument of transfer.

4.7 Death, Disability or Retirement.

(a) In the case of an award of Restricted Share Units, upon the occurrence of a Participant’s death or permanent disability (as determined by the Committee) prior to the end of the Performance Period, the conditions to payout, if any, shall be determined by the Committee and shall be set forth in the agreement granting the Share Units, and shall be paid on the first day of the second month following the date of the Participant’s death or the date of determination of permanent disability. For the treatment of such Restricted Share Units upon the occurrence of a Participant’s retirement, see Section 4.8

(b) In the case of an award of Performance Share Units, upon the occurrence of a Participant’s Employment Termination Date, by reason of death, permanent disability or retirement (as each is determined by the Committee) prior to the end of the Performance Period, such Participant shall be entitled to receive at the end of the Performance Period payment, if any, in respect of such Performance Share Units; provided, however, that such Performance Share Units, together with related Dividend Equivalents, shall be adjusted by multiplying the amount thereof by a fraction, the numerator which shall be the number of full and partial calendar months between the date of the beginning of the Performance Period of the Performance Share Units and the Participant’s Employment Termination Date, and the denominator of which shall be the number of full and partial calendar months from the date of the beginning of the Performance Period to the end of the Performance Period.

4.8 Termination of Employment. Except as provided in Sections 4.7 and 4.9, or as determined by the Committee, 100% of all Share Units of a Participant under the Plan shall be forfeited and the Dividend Equivalent Account shall be forfeited upon the occurrence of the Participant’s Employment Termination Date prior to the end of the Performance Period, and in such event the Participant shall not be entitled to receive any Common Stock or any payment of the Dividend Equivalent Account regardless of the level of Performance Goals achieved for the respective Performance Periods.

4.9 Change in Control.

(a) In the event of a Change in Control, Share Units shall be paid to the Participant no later than the earlier of (i) ninety (90) days following the date of occurrence of such Change in Control or (ii) two and one-half (2   1/2) months following the end of the calendar year in which occurs the date of such Change in Control (the “SU Payout Date”), regardless of whether the applicable Performance Period has expired or whether the applicable Performance Goals have been met. For a Change in Control occurring within the first consecutive twelve-month period following the date of grant, the number of Performance Share Units paid out with regard to such grant shall be equal to the total number of Performance Share Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 4.5. For a Change in Control occurring after the first consecutive twelve-month period following the date of grant, the number of Performance Share Units paid out with regard to such grant shall be the greater of (i) the total number of Performance Share Units outstanding in such grant as of the Change in Control, not adjusted for any Performance Factors described in Section 4.5 or (ii) the total number of such Performance Share Units outstanding in such grant, multiplied by the applicable Performance Factors related to the Company’s actual performance immediately prior to the Change in Control. In the case of an award of Restricted Share Units, the total number of Restricted Share Units outstanding in such grant as of the Change in Control shall be paid to the Participant.

(b) The Participant’s Share Units shall be payable to the Participant in cash or stock, as determined by the Committee prior to the Change in Control, as follows:

(1) if the Participant is to receive stock, the Participant will receive shares of Common Stock equal in number to the total number of Share Units as stated above in this Section 4.9; or

(2) if the Participant is to receive cash, the Participant will be paid an amount in cash equal to the number of Share Units stated above in this Section 4.9 multiplied by the Market Price. Such amount will be reduced by the applicable federal, state and local withholding taxes due.

(c) On or before the SU Payout Date, the Participant will be paid an amount in cash equal to the applicable Dividend Equivalents on the number of Share Units being paid pursuant to this Section 4.9 for the time period immediately preceding the Change in Control.

(d) Payout of outstanding Share Units and the Dividend Equivalents shall be made to each Participant:

(1) who is employed by the Company on the SU Payout Date; or

(2) whose employment relationship with the Company is terminated:

(A) as a result of any Qualifying Termination prior to the SU Payout Date; or

(B) as a result of death, permanent disability or retirement (as each is determined by the Committee), that has occurred prior to the SU Payout Date.

The Committee may establish, at the time of the grant of Share Units, other conditions which must be met for payout to occur. These conditions shall be set forth in the Committee’s resolution granting the Share Units and in the Agreement with the holders.

ARTICLE V

Miscellaneous

5.1 General Restriction. Each award under the Plan shall be subject to the requirement that if, at any time, the Committee shall determine that:

(a) the listing, registration or qualification of the shares of Common Stock subject or related thereto upon any securities exchange or under any state or Federal law; or

(b) the consent or approval of any government regulatory body; or

(c) an agreement by the recipient of an award with respect to the disposition of shares of Common Stock,

is necessary or desirable as a condition of, or in connection with, the granting of such award or the issue or purchase of shares of Common Stock thereunder, then such award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee.

5.2 Non-Assignability. Awards under the Plan shall not be assignable or transferable by the recipient thereof, except by will or by the laws of descent and distribution, except as otherwise set forth in this Plan or except as otherwise determined by the Committee. Accordingly, during the life of the recipient, such award shall be exercisable only by such person or by such person’s guardian or legal representative, unless the Committee determines otherwise.

5.3 Right to Terminate Employment; Effect of Disaffiliation. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Participant the right to continue in the employment of the Company, or affect any right which the Company may have to terminate the employment of, or service by, such

Participant. If an Affiliate ceases to be an Affiliate as a result of the sale or other disposition by Sunoco, Inc. or one of its continuing Affiliates of its ownership interest in the former Affiliate, or otherwise, then individuals who remain employed by such former Affiliate thereafter shall be considered for all purposes under the Plan to have terminated their employment relationship with the Company.

5.4 Non-Uniform Determinations. The Committee’s determinations under the Plan (including without limitation, determinations of the persons to receive awards, the form, amount and timing of such awards, the terms and provisions of such awards, and the agreements evidencing same) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.5 Rights as a Shareholder. The recipient of any award under the Plan shall have no rights as a shareholder with respect thereto unless and until shares of Common Stock are issued on behalf of such recipient in “book-entry” form, in the records of the Company’s transfer agent and registrar, or certificates have been issued for such shares.

5.6 Leaves of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the recipient of any award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan and (b) the impact, if any, of any such leave of absence on awards under the Plan theretofore made to any recipient who takes such leaves of absence.

5.7 Newly Eligible Employees. The Committee shall be entitled to make such rules, regulations, determinations and awards as it deems appropriate in respect of any employee who becomes eligible to participate in the Plan or any portion thereof after the commencement of an award or incentive period.

5.8 Adjustments.

(a) In the event of a stock dividend, stock split, reverse stock split, share combination, or recapitalization or similar event affecting the capital structure of Sunoco, Inc. (each a “Share Change”), the Committee or Board of Directors shall make an equitable and proportionate anti-dilution adjustment to offset any resultant change in the per-share price of Sunoco, Inc.’s Common Stock, and preserve the intrinsic value of Stock Options, Share Units and other awards theretofore granted under the Plan. Such mandatory adjustment may include a change in one or more of the following: (1) the aggregate number of shares of Common Stock reserved for issuance and delivery under the Plan; (2) the number of shares of Common Stock or other securities subject to outstanding awards under the Plan; (3) the exercise price of outstanding Options; and (4) other similar matters.

(b) In the event of a merger, amalgamation, consolidation, acquisition of property or shares, separation, spinoff, other distribution of stock or property (including any extraordinary cash or stock dividend), reorganization, stock rights offering, liquidation, Disaffiliation, or similar event affecting the Company or any of its Subsidiaries that is not a Share Change (each, a “Corporate Transaction”), the Committee or the Board of Directors may in its discretion make such substitutions or adjustments as it deems appropriate and equitable to (1) the aggregate number and kind of shares of Common Stock or other securities reserved for issuance and delivery under the Plan, (2) the number and kind of shares of Common Stock or other securities subject to outstanding awards under the Plan; and (3) the exercise price of outstanding Options, (4) the cancellation of outstanding awards granted under the Plan in exchange for payments of cash, property or a combination thereof having an aggregate value equal to the value of such awards, as determined by the Committee or the Board of Directors in its sole discretion (it being understood that in the case of a Corporate Transaction with respect to which holders of Common Stock receive consideration other than publicly traded equity securities of the ultimate surviving entity, any such determination by the Committee or the Board of Directors that the value of an Option shall for this purpose be deemed to equal the excess, if any, of the value of the consideration being paid for each share of Common Stock pursuant to such Corporate Transaction over the exercise price of such Option shall conclusively be deemed valid); (5) the substitution of other property (including, without limitation, cash or other securities of the Company and securities of entities other than the Company) for the shares of Common Stock subject to outstanding awards under the Plan; and (6) in connection with any Disaffiliation, arranging for the assumption of awards granted under the Plan, or replacement of awards granted under the Plan with new awards based on other property or other securities (including, without limitation, other securities of the Company and securities of entities other than the Company), by the affected Subsidiary, Affiliate, or division or by the entity that controls such Subsidiary, Affiliate, or division following such Disaffiliation (as well as any corresponding adjustments to awards under the Plan that remain based upon Company securities.

5.9 Amendment of the Plan.

(a) The Committee may, without further action by the shareholders and without receiving further consideration from the Participants, amend this Plan or condition or modify awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements.

(b) The Committee may at any time, and from time to time, modify or amend the Plan, or any award granted under the Plan, in any respect; provided, however, that, without shareholder approval the Committee may not:

(1) increase the maximum award levels established in Section 2.6 including the maximum number of shares of Common Stock which may be issued under the Plan (other than increases pursuant to Section 5.8);

(2) extend the term during which an Option may be exercised beyond ten years from the Grant Date; or

(3) alter the terms of any Option to reduce the Exercise Price, or cancel any outstanding Option award and replace it with a new Option, having a lower Exercise Price, where the economic effect would be the same as reducing the Exercise Price of the cancelled Option.

Except as provided in Section 5.9(a) above, no termination, modification or amendment of the Plan (or any award granted under the Plan), shall, without the consent of a Participant, adversely affect the Participant’s rights under any award previously granted under the Plan.

5.10 Code Section 409A. It is the intent of the Company and the Committee that no award or portion of this Plan shall constitute a nonqualified deferred compensation plan, as such term is defined in section 409A of the Code, and the terms of the Plan shall be interpreted in a manner consistent with that intent. Notwithstanding the foregoing, to the extent that an award or feature of this Plan becomes subject to section 409A, the Committee shall interpret and amend the Plan without further action by the shareholders to the extent necessary or desirable to comply with the section 409A requirements.

5.11 Governing Law. This Plan shall be construed in accordance with and governed by the laws of the Commonwealth of Pennsylvania.

ARTICLE VI

Forfeiture

6.1 Forfeiture. Unless otherwise determined by the Committee, if (a) the Company is required to prepare a material negative accounting restatement due to the noncompliance of the Company with any financial reporting requirement under the securities laws as a result of misconduct, and the Committee determines that (1) the Participant knowingly engaged in the misconduct, (2) was grossly negligent with respect to such misconduct or (3) knowingly or grossly negligently failed to prevent the misconduct or (b) the Committee concludes that a Participant engaged in willful fraud, embezzlement or other similar misconduct materially detrimental to the Company, the Company may require the Participant to pay to the Company an amount (the “Forfeiture Amount”) equal to:

(A) in the case of a forfeiture pursuant to clause (a) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the first public filing of the financial document requiring restatement, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the first public filing of the financial document requiring restatement, of any award under the Plan; or

(B) in the case of a forfeiture pursuant to clause (b) hereof, the sum of (x) the excess, if any, of (A) the proceeds of the sale (including sales to the Company), during the 12-month period following the date of the Participant’s misconduct, of any Company securities acquired by the Participant pursuant to an award under the Plan, over (B) the amount, if any, paid by the Participant to purchase such Company securities, and (y) any proceeds received by the Participant upon cash settlement, during the 12-month period following the date of the Participant’s misconduct, of any award under the Plan, such Forfeiture Amount to be paid by the Participant within ten days of receipt from the Company of written notice requiring payment by the Participant of the Forfeiture Amount.

6.2 Committee Determination Binding. The Committee shall make all determinations required pursuant to this Article VI in its sole and absolute discretion, and such determinations shall be conclusive and binding on all persons.

6.3 Committee Discretion. Notwithstanding the foregoing provisions, the Committee has sole and absolute discretion not to require a Participant to pay the Forfeiture Amount, and its determination not to require any Participant to pay the Forfeiture Amount with respect to any particular act by any particular Participant shall not in any way reduce or eliminate the Committee’s authority to require payment of the Forfeiture Amount with respect to any other act or other Participant.

6.4 Effect of Change in Control. Notwithstanding the foregoing, this Article VI shall not be applicable to any Participant following a Change in Control, nor shall this Article VI be applicable to any Participant who incurs a “Qualifying Termination.”

6.5 Non-Exclusive Remedy. This Article VI shall be a non-exclusive remedy and nothing contained in this Article VI shall preclude the Company from pursuing any other applicable remedies available to it, whether in addition to, or in lieu of, application of this Article VI.